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                                                                    Exhibit 23.1
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                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-[____]) and related prospectus for the registration of up to 1,200,000 shares of State Street Corporation common stock, and to the incorporation by reference therein of our report dated January 18, 2000, with respect to the consolidated financial statements of State Street Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                     Ernst & Young LLP


Boston, Massachusetts
January 15, 2001